Exhibit 1.01

CONFLICT MINERALS REPORT
Pursuant to Rule 13P-1 under the Securities Exchange Act (17 CFR 240.13P-1)

FOR THE REPORTING PERIOD FROM
JANUARY 1, 2025 TO DECEMBER 31, 2025

I. INTRODUCTION
This Conflict Minerals Report (“report”) of Intuitive Surgical, Inc. (“Intuitive,” “we,” or “us”) for the year ended December 31, 2025, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (17 CFR Parts 240 and 249b) (the “Rule”).
Conflict Minerals are defined as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (commonly referred to as “3TG”). If we know or have reason to believe that any of the Conflict Minerals necessary to the functionality or production of our products (i) may have originated in the Democratic Republic of the Congo (the “DRC”) and the adjoining countries (the “Covered Countries”), as defined in Item 1.01(d)(1) of Form SD, and (ii) may not be from recycled or scrap sources, we must perform due diligence on the source and chain of custody of our Conflict Minerals.
We are committed to our efforts to source materials from suppliers that share our values with regard to ethics, integrity, respect for human rights, and environmental responsibility. In support of the Rule, we expect our suppliers to establish due diligence programs to ensure proper monitoring and reporting of the use of Conflict Minerals in their supply chains. It is our policy that all of our suppliers in the supply chain comply with all applicable governmental laws, statutes, ordinances, rules, regulations, orders, and other requirements. It is also our policy to assess our relationship with any supplier whose supply chain includes minerals from a conflict source, which directly or indirectly benefits or finances armed groups in the Covered Countries.
Product Description
Product and brand names and logos, including Intuitive, da Vinci, and Ion, are trademarks or registered trademarks of Intuitive Surgical, Inc. or one of its subsidiaries, or of their respective owners. Additional information about our trademarks can be found on our website at www.intuitive.com/trademarks. Although we reference our trademarks located on our website, this list of trademarks and any other materials on our corporate website are not incorporated by reference into this report or any of our other filings under the Securities Act of 1933, as amended, or the Exchange Act.
Our manufactured products can be classified in two major categories: (1) da Vinci surgical systems and instruments and accessories and (2) Ion endoluminal systems and instruments and accessories (collectively, the “Covered Products”). The Covered Products contain Conflict Minerals that are necessary to the functionality or production of these products.
Da Vinci surgical systems and instruments and accessories
Through December 31, 2025, there were several models of the da Vinci surgical system used by our customers: our fifth-generation da Vinci 5 surgical system, our fourth-generation da Vinci X, da Vinci Xi, and da Vinci SP surgical systems, and our third-generation da Vinci Si surgical system. Our da Vinci surgical systems products generally include the following: surgeon’s console, patient-side cart, 3DHD vision system, Integrated Table Motion, and Firefly fluorescence imaging.
We sell various instruments and accessories which are used in conjunction with the da Vinci surgical systems as surgical procedures are performed. These products include da Vinci Instruments, da Vinci Stapling, da Vinci Energy, and accessory products.
We also offer customers digital solutions and connected offerings for streamlining performance with program-enhancing insights. These digital solution products include 3D Modeling Services, My Intuitive+, and My Intuitive.
Additionally, we provide learning technologies designed to help customers access training, including Intuitive Learning and SimNow, as well as enabling technologies that help bring innovative offerings to customers, including Telepresence and the Advanced Insights Suite.
Ion endoluminal system and instruments and accessories
The Ion endoluminal system is a flexible, robotic-assisted, catheter-based platform that utilizes Ion instruments and accessory products for which the first cleared indication is minimally invasive biopsies in the lung. We also offer a range of instruments and accessories for use with the Ion endoluminal system, including the fully articulating catheter, the peripheral vision probe, and Flexision biopsy needles.
For a full description of the above product offerings, refer to our Annual Report on Form 10-K for the year ended December 31, 2025, and our Quarterly Report on Form 10-Q for the period ended March 31, 2026.
II. CONFLICT MINERALS COMPLIANCE PROGRAM
Our Conflict Minerals Compliance Program (the “Compliance Program”) has been designed to conform, in all material respects, to the “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition” publication, which includes Supplements on Tin, Tantalum, Tungsten, and Gold, issued by the Organization for Economic Co-operation and Development (the “OECD Framework”). Our Compliance Program is designed to address the following five key objectives:
•Establish a Corporate Program for Conflict Minerals
•Identify and Assess Risk in the Supply Chain
•Design a Strategy to Respond to Identified Risk in the Supply Chain
•Fulfill Conflict Minerals Independent Audit and Reporting Obligations
•Maintain a Due Diligence Program: Internal Review and Monitoring
We maintain a cross-functional Conflict Minerals Steering Committee to monitor our Compliance Program with senior management support, including representatives from Global Supply Chain Operations, Corporate Finance, Legal, and Global Public Affairs.
The Conflict Minerals Steering Committee oversees a task force with representation from the relevant functions to design, implement, and execute the Compliance Program. The task force formally documents the Compliance Program, as approved by senior management, to ensure compliance with the Rule, including performance of the following measures:
•Maintenance of our Conflict Minerals Policy Statement on our website at https://www.intuitive.com/en-us/about-us/company/legal/governance.
•Provision of a Supplier Manual document to all candidates and existing first-tier suppliers that support our manufacturing operations. Included in this manual is a provision that describes our expectations with respect to suppliers’ involvement and participation to support our Compliance Program.
•Incorporation of specific language in our standard quality agreements for first-tier suppliers that requires participation in our Compliance Program.
•Maintenance of a Conflict Minerals Supplier Risk Assessment program (the “Risk Assessment”) using quantitative and qualitative factors to identify our first-tier suppliers that have not met (or are less likely to meet) our expectations to support our Compliance Program and Conflict Minerals policy by, for example, providing insufficient or no response to requests for information, failing to establish their own due diligence program, or not complying with the Rule.
We are a member of the Responsible Minerals Initiative (“RMI”) supporting the development and implementation of due diligence practices to further enable us to make informed decisions about Conflict Minerals in our supply chain. We support the Responsible Minerals Assurance Process (the “RMAP”), part of the RMI, which offers companies and suppliers independent, third-party audits that can help to assess the conflict status of smelters and refiners.
III. REASONABLE COUNTRY OF ORIGIN INQUIRY
For 2025, we conducted in good faith a reasonable country of origin inquiry (“RCOI”) designed to determine whether any of the Conflict Minerals in our Covered Products originated in a Covered Country or came from recycled or scrap materials. To collect country of origin information from our suppliers, we conducted a supply chain survey with our suppliers using the Conflict Minerals Reporting Template (“CMRT”) maintained by the RMI. We utilized the RMI’s CMRT to request that our suppliers identify the facilities used to process the Conflict

Minerals included in the supply chain of our Covered Products and their countries of origin. For the reporting period ended December 31, 2025, we received responses from approximately 91% of our first-tier suppliers. Refer to our “Results of Due Diligence” section for a summary of the smelter and refiner statuses as reported by the RMI, the “Facilities Used to Process the Necessary Conflict Minerals” section for a listing of the smelters and refiners identified by our suppliers for each of the Conflict Minerals, and the “Countries of Origin of 3TG” section for a summary of the country of origin information collected.
We worked in good faith to obtain complete and accurate Conflict Minerals information from our suppliers. We evaluated the information collected, including subjecting the results to a quality review. If discrepancies, errors, or omissions were identified, the response for that supplier was deemed incomplete and was returned for correction by the supplier. If suppliers failed to return a complete CMRT, we conducted a number of follow-up inquiries. Follow-up actions may include email, phone, and in-person communications with the suppliers. First-tier suppliers not satisfying our RCOI requirement are escalated to management, as needed, based on our due diligence process.
Based on our RCOI efforts, we determined that Conflict Minerals used in our Covered Products may have originated in a Covered Country and may not have come from recycled or scrap sources. In response, we engaged in a due diligence effort to determine the source and chain of custody of these Conflict Minerals. Suppliers define the scope of their representations in the CMRT at their own discretion and, as a result, the information provided to us may be provided at a company level, division level, product category level, or at a product level. Therefore, as a downstream procurer of components that contain Conflict Minerals, our RCOI efforts and due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody on Conflict Minerals.
IV. DUE DILIGENCE FRAMEWORK AND IMPLEMENTATION
Design of Due Diligence Framework
Our due diligence framework has been designed to conform, in all material respects, to the OECD Framework.
Due Diligence Measures Undertaken
We are a downstream company and, although we have relationships with our first-tier (direct) suppliers, we do not have direct relationships with parties such as sub-tier (indirect) suppliers or the associated smelters and refiners who have knowledge of the sources of raw minerals. As the components included in our Covered Products are manufactured by sub-tier suppliers, we engaged a third-party supply chain management firm to assist us in the identification of Conflict Minerals used in components manufactured by sub-tier suppliers that we could not identify on our own. In addition, we utilized a supply chain management firm to assist us with the collection of data needed for our RCOI and the due diligence review process for our first-tier and sub-tier suppliers.
We also designed and performed additional due diligence procedures for suppliers deemed to be “high risk” (based on our Risk Assessment) and those with responses identified to have “red flags,” including but not limited to:
◦The supplier’s response was not submitted utilizing the CMRT.
◦The supplier has indicated that Conflict Minerals are present in their products but does not provide smelter (or refiner) or country of origin data.
◦The supplier reported that the smelters or refiners are unknown or does not list them but confirms that none of the minerals originate from the Covered Countries.
◦The supplier has identified the country of origin information but does not identify a smelter or refiner.
◦The supplier identified a smelter or refiner that does not actually process the identified conflict mineral.
High-risk suppliers with risks that have not been sufficiently mitigated have specific, documented risk mitigation action plans assigned and reviewed with management. The nature of the actions is decided at management discretion.
In evaluating the smelters and refiners, we compared our survey responses with published data from the RMAP listing of validated smelters and refiners that are conformant with the RMAP assessment protocols. The RMAP relies on independent private-sector auditors to audit the source, including mines of origin and chain of custody of the Conflict Minerals used by smelters and refiners that agree to participate in the RMAP.

Future Due Diligence Measures for Risk Mitigation
As Conflict Minerals data is obtained through a self-reporting effort, awareness and training of suppliers in our supply chain is necessary to ensure that reliable and detailed information is provided. We are a member of the RMI, supporting the development and implementation of due diligence practices to enable us to make informed decisions about Conflict Minerals in our supply chain. We intend to continue to work with our suppliers to improve the effectiveness of our due diligence procedures described above and to continue to emphasize the importance of compliance with our conflict minerals reporting expectations.
V. CONCLUSIONS
Inherent Limitations on Due Diligence Measures
As a downstream procurer of products which contain Conflict Minerals, our due diligence procedures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary Conflict Minerals. Our due diligence process is based on the necessity of seeking data from our direct and indirect suppliers. We also rely, to a large extent, on information collected and provided by independent third party audit programs. Such sources of information may yield inaccurate or incomplete information and may be subject to misrepresentations or fraud.
Results of Due Diligence
Through our participation in the RMI, implementation of the OECD framework and requesting our suppliers to complete the CMRT survey, we have determined that seeking information about 3TG smelters or refiners in our supply chain from our suppliers represents the most reasonable effort that we can make to determine the mines or locations of origin of the 3TG in our supply chain.
Based on the data collected from our suppliers, we have concluded that most of the Conflict Minerals included in the supply chain of our Covered Products have been sourced from outside the Covered Countries. However, for some of the Conflict Minerals contained in the supply chain of our Covered Products, we have insufficient information from suppliers and other sources regarding the smelters and refiners that processed the Conflict Minerals and the related name and location of the mines used to conclude whether they originated in the Covered Countries and, if they did, whether those Conflict Minerals were from recycled or scrap sources, or other conflict-free sources.
The results of our due diligence on the 3TG used in our Covered Products, using smelter and refiner statuses as reported by the RMI as of April 17, 2026, are noted in the table below.

Table 1: Smelter or Refiner Status by Mineral
2025 Smelters or Refiners	Tin	Tungsten	Tantalum	Gold	Total
Number of smelters listed as “Conformant” [1]	50	33	32	92	207
Number of smelters listed as “active” by RMI [2]	4	1	1	3	9
Number of smelters listed as “Non-Conformant” by RMI [3]	11	7	0	20	38
Number of smelters not yet active, and outreach is needed by RMAP member companies [4]	8	10	2	63	83
Total number of smelters	73	51	35	178	337

(1)A “Conformant” audit status means the smelter or refiner has been assessed and found to conform with the relevant RMAP standard.
(2)An “Active” audit status means the smelter or refiner has engaged in the RMAP program but is not yet conformant.
(3)A “Non-Conformant” audit status means the smelter or refiner was assessed and found not to conform with the relevant RMAP standard.
(4)The smelter or refiner is not yet active, and outreach is needed by RMAP member companies to encourage them to participate in RMAP.
Facilities Used to Process the Necessary Conflict Minerals
The table below lists the known smelters and refiners and their locations as reported by our suppliers in the RMI’s CMRT.

Table 2: List of Smelters or Refiners
Mineral	Smelter or Refiner Name	Smelter or Refiner Location (Country)
Tantalum	5D Production OU	Estonia
Gold	8853 S.p.A.	Italy
Tungsten	A.L.M.T. Corp.	Japan
Gold	ABC Refinery Pty Ltd.	Australia
Gold	Abington Reldan Metals, LLC	United States
Gold	Advanced Chemical Company	United States
Gold	African Gold Refinery	Uganda
Gold	Agosi AG	Germany
Gold	Aida Chemical Industries Co., Ltd.	Japan
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil
Gold	Albino Mountinho Lda.	Portugal
Gold	Alexy Metals	United States
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Tin	Alpha Assembly Solutions Inc	United States
Tantalum	AMG Brasil	Brazil
Tin	An Vinh Joint Stock Mineral Processing Company	Vietnam
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
Gold	Argor-Heraeus S.A.	Switzerland
Gold	Asahi Pretec Corp.	Japan
Gold	Asahi Refining Canada Ltd.	Canada
Gold	Asahi Refining USA Inc.	United States
Gold	Asaka Riken Co., Ltd.	Japan
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Gold	Atlantic Copper	Spain
Gold	Attero Recycling Pvt Ltd	India
Gold	AU Traders and Refiners	South Africa
Gold	Augmont Enterprises Private Limited	India
Gold	Aurubis AG	Germany
Gold	Aurubis AG, Hamburg	Germany
Tin	Aurubis Beerse	Belgium
Tin	Aurubis Berango	Spain
Gold	Bangalore Refinery	India
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Boliden Ronnskar	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	Caridad	Mexico
Gold	CCR Refinery - Glencore Canada Corporation	Canada
Gold	Cendres + Metaux S.A.	Switzerland

Gold	CGR Metalloys Pvt Ltd.	India
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China
Gold	Chimet S.p.A.	Italy
Tungsten	China Molybdenum Tungsten Co., Ltd.	China
Tin	China Tin Group Co., Ltd.	China
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Gold	Chugai Mining	Japan
Gold	Coimpa Industrial LTDA	Brazil
Tin	Conecsus LLC	United States
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
Tin	CRM Synergies	Spain
Tungsten	Cronimet Brasil Ltda	Brazil
Tin	CV Ayi Jaya	Indonesia
Tantalum	D Block Metals, LLC	United States
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany
Gold	Dijllah Gold Refinery FZC	United Arab Emirates
Tin	Dongguan Best Alloys Co., Ltd.	China
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
Gold	Dongwu Gold Group	China
Gold	Dowa	Japan
Tin	Dowa	Japan
Gold	DSC (Do Sung Corporation)	South Korea
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Vietnam
Gold	Elite Industech Co., Ltd.	Taiwan
Tin	EM Vinto	Bolivia
Gold	Emerald Jewel Industry India Limited (Unit 1)	India
Gold	Emerald Jewel Industry India Limited (Unit 2)	India
Gold	Emerald Jewel Industry India Limited (Unit 3)	India
Gold	Emerald Jewel Industry India Limited (Unit 4)	India
Gold	Emirates Gold DMCC	United Arab Emirates
Tin	Estanho de Rondonia S.A.	Brazil
Tantalum	F&X Electro-Materials Ltd.	China
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
Tin	Fenix Metals	Poland
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Tantalum	FIR Metals & Resource Ltd.	China
Gold	Fujairah Gold FZC	United Arab Emirates

Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Gold	Gasabo Gold Refinery Ltd	Rwanda
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
Tungsten	Geo Enterprise	Georgia
Gold	GG Refinery Ltd.	United Republic of Tanzania
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia
Tungsten	Global Tungsten & Powders LLC	United States
Gold	Gold by Gold Colombia	Colombia
Gold	Gold Coast Refinery	Ghana
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck Tungsten GmbH	Germany
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Heimerle + Meule GmbH	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Gold	Heraeus Germany GmbH Co. KG	Germany
Gold	Heraeus Metals Hong Kong Ltd.	China
Tungsten	Hubei Green Tungsten Co., Ltd.	China
Gold	Hunan Chenzhou Mining Co., Ltd.	China
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
Tungsten	Hunan Jintai New Material Co., Ltd.	China
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China
Gold	HwaSeong CJ CO., LTD.	South Korea
Tungsten	Hydrometallurg, JSC	Russian Federation
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
Gold	International Precious Metal Refiners	United Arab Emirates
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Italpreziosi	Italy
Gold	JALAN & Company	India

Gold	Japan Mint	Japan
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Gold	Jiangxi Copper Co., Ltd.	China
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China
Tin	Jiangxi New Nanshan Technology Ltd.	China
Tantalum	Jiangxi Sanshi Nonferrous Metals Co., Ltd	China
Tantalum	Jiangxi Tuohong New Raw Material	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Jing Yuan Tungsten Technology Co., Ltd.	Taiwan
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Novosibirsk Refinery	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	K.A. Rasmussen	Norway
Gold	Kazakhmys Smelting LLC	Kazakhstan
Gold	Kazzinc	Kazakhstan
Tantalum	KEMET de Mexico	Mexico
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	Vietnam
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Gold	Kennecott Utah Copper LLC	United States
Gold	KGHM Polska Miedz S.A. Oddzial Huta Miedzi, Glogow	Poland
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland
Gold	Kojima Chemicals Co., Ltd.	Japan
Gold	Korea Zinc Co., Ltd.	South Korea
Gold	Kundan Care Products Ltd.	India
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
Tungsten	Lianyou Metals Co., Ltd.	Taiwan
Tungsten	Lianyou Resources Co., Ltd.	Taiwan
Gold	Lingbao Gold Co., Ltd.	China
Tin	Longnan Chuangyue Environmental Protection Technology Development Co., Ltd	China
Gold	L'Orfebre S.A.	Andorra
Gold	LS MnM Inc.	South Korea
Gold	LT Metal Ltd.	South Korea

Tin	Luna Smelter, Ltd.	Rwanda
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
Tin	Ma'anshan Weitai Tin Co., Ltd.	China
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Gold	Marsam Metals	Brazil
Tungsten	Masan High-Tech Materials	Vietnam
Gold	Materion	United States
Tantalum	Materion Newton Inc.	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	MD Overseas	India
Tin	Melt Metais e Ligas S.A.	Brazil
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa
Tin	Metallic Resources, Inc.	United States
Gold	Metallix Refining Inc.	United States
Tantalum	Metallurgical Products India Pvt., Ltd.	India
Gold	Metalor Technologies (Hong Kong) Ltd.	China
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
Gold	Metalor Technologies (Suzhou) Ltd.	China
Gold	Metalor Technologies S.A.	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
Gold	Minera Titán del Perú SRL (MTP) - Belen Plant	Peru
Tin	Mineracao Taboca S.A.	Brazil
Tantalum	Mineracao Taboca S.A.	Brazil
Tin	Mining Minerals Resources SARL	Democratic Republic of the Congo
Tin	Minsur	Peru
Gold	Mitsubishi Materials Corporation	Japan
Tin	Mitsubishi Materials Corporation	Japan
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan
Gold	MKS PAMP SA	Switzerland
Gold	MMTC-PAMP India Pvt., Ltd.	India
Gold	Modeltech Sdn Bhd	Malaysia
Tin	Modeltech Sdn Bhd	Malaysia
Tungsten	Moliren Ltd.	Russian Federation
Gold	Morris and Watson	New Zealand
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
Tungsten	Nam Viet Cromit Joint Stock Company	Vietnam
Gold	Naoshima Smelter & Refinery	Japan
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan

Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Vietnam
Gold	NH Recytech Company	South Korea
Tungsten	Niagara Refining LLC	United States
Gold	Nihon Material Co., Ltd.	Japan
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Gold	NOBLE METAL SERVICES	United States
Tin	Novosibirsk Tin Combine	Russian Federation
Tantalum	NPM Silmet AS	Estonia
Tungsten	NPP Tyazhmetprom LLC	Russian Federation
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
Tungsten	OOO “Technolom” 1	Russian Federation
Tungsten	OOO “Technolom” 2	Russian Federation
Tin	Operaciones Metalurgicas S.A.	Bolivia
Tin	P Kay Metal, Inc	United States
Gold	Pease & Curren	United States
Gold	Penglai Penggang Gold Industry Co., Ltd.	China
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	Philippines
Tungsten	Philippine Carreytech Metal Corp.	Philippines
Gold	Planta Recuperadora de Metales SpA	Chile
Tantalum	PowerX Ltd.	Rwanda
Tin	Precious Minerals and Smelting Limited	India
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Tin	PT Aries Kencana Sejahtera	Indonesia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Bangka Prima Tin	Indonesia
Tin	PT Cipta Persada Mulia	Indonesia
Tin	PT Masbro Alam Stania	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Mitra Sukses Globalindo	Indonesia
Tin	PT Premium Tin Indonesia	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia
Tin	PT Rajehan Ariq	Indonesia
Tin	PT Timah Tbk Kundur	Indonesia
Tin	PT Timah Tbk Mentok	Indonesia
Gold	PX Precinox S.A.	Switzerland
Gold	QG Refining, LLC	United States

Gold	Rand Refinery (Pty) Ltd.	South Africa
Gold	REMONDIS PMR B.V.	Netherlands
Tin	Resind Industria e Comercio Ltda.	Brazil
Tantalum	Resind Industria e Comercio Ltda.	Brazil
Tin	RIKAYAA GREENTECH PRIVATE LIMITED	India
Gold	Royal Canadian Mint	Canada
Tin	Rui Da Hung	Taiwan
Tungsten	S.P.T. spol.s r.o.	Czechia
Gold	SAAMP	France
Gold	Sabin Metal Corp.	United States
Gold	Safimet S.p.A	Italy
Gold	SAFINA A.S.	Czechia
Gold	Sam Precious Metals	United Arab Emirates
Gold	Samduck Precious Metals	South Korea
Gold	Samwon Metals Corp.	South Korea
Gold	SEMPSA Joyeria Plateria S.A.	Spain
Gold	Shandong Gold Smelting Co., Ltd.	China
Gold	Shandong Humon Smelting Co., Ltd.	China
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
Gold	Shenzhen CuiLu Gold Co., Ltd.	China
Gold	SHENZHEN JINJUNWEI RESOURCE COMPREHENSIVE DEVELOPMENT CO., LTD.	China
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China
Gold	Shirpur Gold Refinery Ltd.	India
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	SOLEIL METALS (Chala One Plant)	Peru
Gold	SOLEIL METALS (YAKARI Plant)	Peru
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Gold	Sovereign Metals	India
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	SungEel HiMetal Co., Ltd.	South Korea
Gold	Super Dragon Technology Co., Ltd.	Taiwan
Tin	Super Ligas	Brazil
Gold	T.C.A S.p.A	Italy
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan
Tantalum	Taki Chemical Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Tantalum	TANIOBIS Co., Ltd.	Thailand

Tantalum	TANIOBIS GmbH	Germany
Tantalum	TANIOBIS Japan Co., Ltd.	Japan
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany
Tantalum	Telex Metals	United States
Tin	Thaisarco	Thailand
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China
Tin	Tin Technology & Refining	United States
Gold	TITAN COMPANY LIMITED, JEWELLERY DIVISION	India
Gold	Tokuriki Honten Co., Ltd.	Japan
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China
Gold	TOO Tau-Ken-Altyn	Kazakhstan
Gold	Torecom	South Korea
Tungsten	Tungamoy Metals Inc.	South Korea
Tungsten	Tungsten Vietnam Joint Stock Company	Vietnam
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium
Tungsten	Unecha Refractory metals plant	Russian Federation
Gold	United Precious Metal Refining, Inc.	United States
Tungsten	Uzbek Refractory and Heat-Resistant Metals	Uzbekistan
Gold	Valcambi S.A.	Switzerland
Tin	VQB Mineral and Trading Group JSC	Vietnam
Gold	WEEEREFINING	France
Gold	Western Australian Mint (T/a The Perth Mint)	Australia
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil
Gold	WIELAND Edelmetalle GmbH	Germany
Tungsten	Wolfram Bergbau und Hutten AG	Austria
Tin	Woodcross Smelting Company Limited	Uganda
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China
Gold	Yamakin Co., Ltd.	Japan
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
Gold	Yokohama Metal Co., Ltd.	Japan
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China
Gold	Yunnan Copper Industry Co., Ltd.	China
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Note: Smelter or refiner names and locations as reported by the RMI as of April 17, 2026.

Countries of Origin of 3TG
The below list aggregates the believed countries of origin for the smelters and refiners identified and reported by our suppliers in the RMI’s CMRT which processed 3TG minerals during 2025:
Andorra, Australia, Austria, Belgium, Bolivia, Brazil, Canada, Chile, China, Colombia, Czechia, Democratic Republic of the Congo, Estonia, France, Georgia, Germany, Ghana, India, Indonesia, Italy, Japan, Kazakhstan, Kyrgyzstan, Lithuania, Malaysia, Mexico, Netherlands, New Zealand, Norway, Peru, Philippines, Poland, Portugal, Russian Federation, Rwanda, Singapore, South Africa, South Korea, Spain, Sweden, Switzerland, Taiwan, Thailand, Turkey, Uganda, United Arab Emirates, United Republic of Tanzania, United States, Uzbekistan, Vietnam, Zimbabwe
The RMI does not provide a specific country of origin of the conflict minerals processed by conformant smelters or refiners. Due to business confidentiality reasons, the country of origin data is provided in an aggregated way based on country risk level. Thus, we were not able to determine with certainty the specific countries of origin of the conflict minerals processed by the listed conformant smelters or refiners.
Efforts to Determine the Mine or Location of Origin with the Greatest Possible Specificity
As part of our due diligence process, for those suppliers whose products were not found to be DRC conflict-free, we took additional steps in an effort to determine the mine or location of origin, which included the follow-up procedures and the Risk Assessment program described above.
Based on the information collected and evaluated from our suppliers in the CMRT, we determined that the data was generally insufficient to identify the mine name or specific location of origin for those Conflict Minerals that may have been sourced from the Covered Countries. The CMRT states that the smelter or refiner fields are mandatory; however, specific mine data is not. As such, suppliers have provided less information in these fields and, in some instances, have not provided the data or identified the information as “confidential,” “trade secret,” or similar. Therefore, we have not always received adequate information to identify the applicable sources of such Conflict Minerals that may have directly or indirectly financed or benefited armed groups.
Additional Risk Factors
The statements above are based on the RCOI process and due diligence performed in good faith by Intuitive. These statements are based on the infrastructure and information available at the time that the RCOI process and due diligence process were performed. As noted above, a number of factors could introduce errors or otherwise affect our analysis and the disclosure provided herein.
These factors include, but are not limited to, gaps in product or product content information, gaps in supplier data, gaps in smelter data, errors or omissions by or of suppliers, errors or omissions of smelters, gaps in supplier education and knowledge, lack of timeliness of data, public information not discovered during a reasonable search, errors in public data, language barriers and translation, supplier and smelter unfamiliarity with the protocol, oversights or errors in conflict free smelter audits, materials sourced from the Covered Countries being declared secondary materials, certification programs that are not equally advanced for all industry segments and metals, and smuggling of Conflict Minerals to countries outside of the Covered Countries.
Forward-Looking Statements
This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements relate to expectations concerning matters that are not historical facts. Statements using words such as “estimates,” “projects,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “may,” “will,” “could,” “should,” “would,” “targeted,” and similar words and expressions are intended to identify forward-looking statements. These forward-looking statements are necessarily estimates reflecting the judgment of Intuitive’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements include, but are not limited to, statements based on current expectations, estimates, forecasts, and projections about the economies and markets in which Intuitive operates and Intuitive’s beliefs and assumptions regarding these economies and markets, as well as Intuitive’s actions with respect to compliance with the Rule. These forward-looking statements should be considered in light of various important factors that could cause actual results to differ materially from those in the forward-looking statements, including the following: changes to regulations and requirements for assessing and reporting Conflict Minerals; litigation related to regulations and requirements for Conflict Minerals; and adverse publicity regarding Intuitive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report and which are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict, including those risk factors identified under the heading “Risk Factors” in Intuitive’s Annual Report on Form 10-K for the year ended December 31, 2025, as updated by Intuitive’s other filings with the Securities and Exchange Commission. Intuitive’s actual results may differ materially and adversely from those expressed in any forward-looking statement, and Intuitive undertakes no obligation to publicly update or release any revisions to these forward-looking statements, except as required by law.